UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2020

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 L Street, NW,	Washington,	DC	20005
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (202) 346-6500

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.01 par value)	CSGP	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

On June 24, 2020, pursuant to the Agreement and Plan of Merger, dated May 13, 2020 (the “Agreement”), by and among CoStar Realty Information, Inc., a Delaware corporation and wholly owned subsidiary of CoStar Group, Inc. (“CRI”), Crescendo Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CRI (“Merger Sub”), Ten-X Holding Company, Inc., a Delaware corporation (“Ten-X”), and Thomas H. Lee Equity Fund VII L.P., a Delaware limited partnership, solely in its capacity as representative thereunder, Merger Sub was merged with and into Ten-X (the “Merger”), with Ten-X surviving the Merger as a wholly-owned subsidiary of CRI. In connection with the Merger, the equityholders of Ten-X immediately prior to the consummation of the Merger became entitled to receive an aggregate purchase price of $190 million in cash, subject to certain adjustments.

The foregoing description of the Merger and the Agreement is not complete and is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 10.1 to our Current Report on Form 8-K filed on May 14, 2020 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement and Plan of Merger, dated as of May 13, 2020, by and among Ten-X Holding Company, Inc., CoStar Realty Information, Inc., Crescendo Sub, Inc., and Thomas H. Lee Equity Fund VII, L.P., solely in its capacity as representative thereunder (Incorporated by reference to Exhibit 10.1 to CoStar Group’s Current Report on Form 8-K, filed May 14, 2020).
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date:	June 24, 2020	/s/ Scott T. Wheeler

Name: Scott T. Wheeler
Title: Chief Financial Officer